UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) October 20, 2009

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Results of Operations and Financial Condition

On October 23, 2009, the Company posted on its website the prepared questions and answers from an October 20, 2009 conference call with investors and furnished it as an exhibit to current report 8-K that was filed.

This amended 8-K/A is being filed to correct a clerical error that was made in one of the original prepared questions and related answer that was previously furnished. The Company posted the amended prepared questions and answers from the call on its website and is furnishing them as Exhibit 99.1 to this amended current report.

The amended prepared question and answer now reads “As stated in our last quarterly release, our backlog was up approximately 50% from the end of the year, which was 15 million at that point as reported in our 2008 10-K.” The original exhibit answer indicated incorrectly that our backlog was up approximately 15%.

The information under Item 7.01 in this Current Report on Form 8-K, including the prepared questions and answers, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination by the Company that the information under Item 7.01 in this Current Report on Form 8-K is complete or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

99.1	Manitex International, Inc. October 20, 2009 investors’ conference call prepared questions and answers, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID GRANSEE
Name:	David Gransee
Title:	CFO & Treasurer

Date: November 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Manitex International, Inc. October 20, 2009 investors’ conference call prepared questions and answers, as amended.